Exhibit 10.18

                       AMENDED, RESTATED AND CONSOLIDATED

                        ENVIRONMENTAL INDEMNITY AGREEMENT

         THIS AGREEMENT is made as of the 14th day of March, 2002 by and among BALANCED CARE TENANT (MT), INC., a Delaware corporation, having its principal place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055 (the "Lessee"); BALANCED CARE CORPORATION, a Delaware corporation, having its principal place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055 (the "Guarantor") and MEDITRUST ACQUISITION COMPANY II LLC, a Delaware limited liability company having its principal address at 197 First Avenue, Needham Heights, Massachusetts 02494 (the "Lessor").

                               W I T N E S S E T H

         WHEREAS, the Lessor is the holder of the landlord's interest under those certain twelve (12) Facility Lease Agreements more particularly described in EXHIBIT A attached hereto (collectively, the "Existing Leases");

         WHEREAS, the Lessee, the Guarantor, Affiliates of the Lessee and the Guarantor, the Lessor and La Quinta TRS, Inc. are parties to that certain Option, Settlement and Release Agreement dated February 6, 2002 (the "Option Agreement"), pursuant to which, among other things, (i) the Lessee and the Lessor agreed to amend, restate and consolidate the Existing Leases pursuant to that certain Master Facility Lease Agreement of even date herewith to be executed simultaneously herewith by and between the Lessor and the Lessee (the "Lease"), (ii) the Guarantor agreed to execute and deliver the Guaranty (as defined under the Lease), pursuant to which the Guarantor guaranties the complete payment and performance of the Lease Obligations (as defined under the Lease) and (iii) the Lessee and the Guarantor (collectively, the "Indemnitors") agreed to execute and deliver this Agreement as additional security for the Obligations (as defined under the Lease);

         WHEREAS, all of the Third Party Lessees (as defined under the Option Agreement) have been merged into the Lessee with the Lessee being the surviving entity (collectively, the "Mergers");

         WHEREAS, pursuant to the Option Agreement, Balanced Care at Stafford, Inc. (the "Potomac Point Lessee") assigned all of its interest under the Potomac Point Lease Documents (as defined in the Option Agreement) to the Lessee, and the Lessee assumed all of the Potomac Point Lessee's obligations under the Potomac Point Lease Documents (the "Potomac Point Assignment");

         WHEREAS, as a consequence of the Mergers and the Potomac Point Assignment, the Lessee is the holder of the tenant's interest under the Existing Leases and is party to and bound by the agreements listed on EXHIBIT B attached hereto (collectively, the "Existing Environmental Indemnity Agreements"), which Existing Environmental Indemnity Agreements provide additional security for the obligations under the Existing Leases; and

         WHEREAS, in connection with the amendment, restatement and consolidation of the Existing Leases, the Lessor and the Indemnitors have agreed that the Existing Environmental Indemnity Agreements be amended, restated and consolidated;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, which consideration includes (a) the Lessor's agreement to enter into the Option Agreement and grant the Option Right (as defined under the Option Agreement) to the Buyer, (b) the Lessor's agreement to the "IPC/BCC Release" and the "BCC Release" (as such terms are defined under the Option Agreement and (c) the Lessor's agreement, notwithstanding the Existing Defaults (as defined under the Option Agreement), to consent to the Stock Transfers (as defined under the Option Agreement), the parties hereto agree to amend and restate the Existing Environmental Indemnity Agreements in their entirety and to that end agree that this Amended, Restated and Consolidated Environmental Indemnity Agreement shall be deemed effective as of the date hereof, shall supersede the Existing Environmental Indemnity Agreements in their entirety and shall be referred to herein as the "Agreement". The parties hereto further agree as follows:

         1. DEFINITIONS: All capitalized terms used herein and not otherwise expressly defined herein shall have the same meanings ascribed to such terms in the Lease. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section have the meanings ascribed to them in this Section:

         Environmental Enforcement Actions: Collectively, all actions or orders instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any Person against any of the Indemnitors or all or any portion of the Leased Property (or any other occupant, prior occupant or prior owner thereof), arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (i) located on or under any portion of the Leased Property, (ii) emanating from any portion of the Leased Property or
(iii) generated, stored, transported, utilized, disposed of, managed or released by any of the Indemnitors (whether or not on, under or from any portion of the Leased Property).

         Environmental Laws: Collectively, all Legal Requirements applicable to
(i) environmental conditions on, under or emanating from any portion of the Leased Property including, without limitation, the Arkansas Code Annotated, Title 8, Chapters 1 through 10, the Ohio Administrative Code ("OAC") Chapter 3745, Ohio Revised Code ("ORC") Chapter 6111, ORC Chapter 3734, OAC 3701-38, OAC 1501:15-1, ORC Chapter 6109.10, ORC Chapter 3710, ORC 3738.87 et. seq., OAC
1301:7-7-36, 1301:7-7-9 et. seq., ORC Chapter 4125, the Pennsylvania Suface Mining Conservation and Reclamation Act, 52 P.S. Section 1396.1 through Section 1396.31, the Pennsylvania Clean Streams Law, 35 P.S. Section 691.1 through
Section 691.1001, the Pennsylvania Coal Refuse Disposal Contract Act, 52 P.S.
Section 30.51 through Section 30.206, the Pennsylvania Dam Safety and Encroachments Act, 32 P.S. Section 693.1 through Section 693.27, the Pennsylvania Solid Waste Management Act, 35 P.S. Section 6018.101 through
Section 6018.1003, the Pennsylvania Air Pollution Control Act, 35 P.S. Section 4001 through Section 4106, the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S.
Section 6020.101 through Section 6020.1305, the Pennsylvania Storage Tank and Spill Prevention Act, 35 P.S. Section 6021.101 through Section 6021.2105, the Pennsylvania Safe Drinking Water Act, 35 P.S. Section 721.1 through Section 721.17, the Pennsylvania Infectious and Chemotherapeutic Waste Disposal Act, 35 P.S. Section 6019.1 through Section 6019.6, the Pennsylvania Radiation Protection Act, 35 P.S. Section 7110.101 through Section 7110.703, the Pennsylvania Low Level Radioactive Waste Disposal Act, 35 P.S. Section 7130.101 through Section 7130.906, the Pennsylvania Fish and Boat Code, 30 P.S. Section 2501 through Section 2506, the Pennsylvania Land Recycling and Environmental Remediation Standards Act, 35 P.S. Section 6026.101 et seq., the Pennsylvania Economic Development Agency, Fiduciary and Lender Environmental Liability Act, 35 P.S. Section 6027.1 et seq., Air Pollution Control Act, T.C.A. Section 68-201-101 through Section 68-201-203; Atomic Energy and Nuclear Materials Act, T.C.A. Section 68-202-101 through Section 68-202-709; Environmental Protection Fund, T.C.A. Section 68-

203-101 through Section 68-203-105; Solid Waste Management Act, T.C.A. Section 68-211-801 through Section 68-211-874; Hazardous Waste Management Act, T.C.A.
Section 68-212-101 through Section 68-212-407; Petroleum Underground Storage Act, T.C.A. Section 68-215-101 through Section 68-215-204; Oil Spill Cleanup Act, T.C.A. Section 68-216-101 through Section 68-216-103; Safe Drinking Water Act, T.C.A. Section 68-221-701 through Section 68-221-720; the Virginia Coal Surface Mining Control and Reclamation Act of 1979, " 45.1-226 et seq., Code of Virginia (1950), the State Water Control law " 62.1-44.2 et seq., Code of Virginia (1950), the Virginia Waste Management Act, " 10.1-1400 et seq., Code of Virginia (1950), Air Pollution Control Board Act, " 10.1-1300 et seq., Code of Virginia (1950), Chesapeake Bay Preservation Act, " 10.1-2100 et seq., Code of Virginia (1950) and all local government ordinances adopted pursuant thereto, the Virginia Dam Safety Act, " 10.1-604 et seq., Code of Virginia (1950), the Soil and Water Conservation Act, " 10.1-500 et seq., Code of Virginia (1950), the Fisheries and Habitat of Tidal Waters Act, " 28.2-100 et seq., Code of Virginia (1950), the Submerged Lands Act, " 28.2-1200 et seq., Code of Virginia
(1950), the Wetlands Act, " 28.2-1300 et seq., Code of Virginia (1950), the Game and Inland Fisheries Act, " 29.1-100 et seq., Code of Virginia (1950), the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act and (ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from any portion of the Leased Property) of Hazardous Substances by any of the Indemnitors.

         Environmental Reports: Collectively, the Environmental Site Assessment Reports set forth on EXHIBIT C attached hereto and made a part hereof.

         Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         Hazardous Substances: Collectively, (i) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste", "special waste" or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iv) polychlorinated biphenyls; (v) radon gas; (vi) flammable explosives; (vii) radioactive materials; (viii) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to any portion of the Leased Property, the environment, or the health and safety of the residents and other occupants of any portion of the Leased Property or of the owners or occupants of any other real property nearby any portion of the Leased Property and (ix) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from any portion of the Leased Property is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

         Notwithstanding the foregoing, the term Hazardous Substances as defined herein shall not include (a) pharmaceuticals and cleaning agents of the types and in the quantities and concentrations normally stocked by health care and senior housing providers similar to the Facilities, (b) oil in de minimis amounts typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles or (c) medical wastes generated at any Facility; provided that the foregoing are used, stored, transported and/or disposed of in accordance with all Legal Requirements.

         Surrounding Property: Any real property that is located within a one-half (1/2) mile radius of any portion of the Leased Property.

         2. REPRESENTATIONS AND WARRANTIES: The Indemnitors each represent and warrant to the Lessor, the same to be true as of the date hereof and throughout the period that the Lease or any of the other Lease Documents shall remain in force and effect, that:

         (i) to the actual knowledge of the Indemnitors, except as may be disclosed in any of the Environmental Reports, no Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any portion of the Leased Property (whether or not in reportable quantities), except for de minimis releases typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles, or in any manner introduced onto any portion of the Leased Property, including, without limitation, the septic, sewage or other waste disposal systems serving any portion of the Leased Property;

         (ii) except as may be disclosed in any of the Environmental Reports, none of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from any portion of the Leased Property;

         (iii) none of the Indemnitors has received any notice from any state or local Governmental Authority in the state where any Facility is located, the United States Environmental Protection Agency or any other Governmental Authority claiming that (a) any portion of the Leased Property or any use thereof violates any of the Environmental Laws or (b) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Laws;

         (iv) none of the Indemnitors has incurred any liability to the Commonwealths of Pennsylvania or Virginia, the States of Arkansas, Ohio or Tennessee, the United States of America or any other Governmental Authority under any of the Environmental Laws;

         (v) to the actual knowledge of the Indemnitors, no lien against all or any portion of the Leased Property has arisen under or related to any of the Environmental Laws;

         (vi) to the actual knowledge of the Indemnitors, except as may be disclosed in any of the Environmental Reports, there is no Environmental Enforcement Action pending, or to the best of the Indemnitors' information, knowledge and belief, threatened;

         (vii) except as may be disclosed in any of the Environmental Reports, none of the Indemnitors has any knowledge that any Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property in violation of, or allegedly in violation of any of, the Environmental Laws;

         (viii) except as may be disclosed in any of the Environmental Reports, none of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from any Surrounding Property;

         (ix) none of the Indemnitors has any knowledge of any action or order instituted or threatened against any Person by any Governmental Authority arising out of or in connection with the

Environmental Laws involving the assessment, monitoring, clean-up, containment, remediation or removal of or damages caused or alleged to be caused by (a) any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property or (b) the threat of release of any Hazardous Substance on, under or from any Surrounding Property; and

         (x) to the actual knowledge of the Indemnitors, except as may be disclosed in any of the Environmental Reports, there are no underground storage tanks on or under any portion of the Leased Property.

         As used in this Agreement, the terms "generated," "stored," "transported," "utilized," "disposed," "managed," "released" and "threat of release" (and all conjugates thereof) shall have the meanings and definitions set forth in the Environmental Laws.

         3. MAINTENANCE OF LEASED PROPERTY: The Indemnitors each covenant that, as long as the Lease or any of the other Lease Documents shall remain in force and effect, none of the Indemnitors shall:

         (i) generate, store, transport, utilize, dispose of, manage, release or locate, or permit the generation, storage, transportation, utilization, disposal, management, release or threat of release, or location of any Hazardous Substances on, under or from any portion of the Leased Property, except for de minimis releases typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles; or

         (ii) permit any lien arising under or related to any of the Environmental Laws to attach to all or any portion of the Leased Property.

         In addition to all other covenants contained herein, the Indemnitors agree that the Leased Property shall be maintained in compliance with the Environmental Laws.

         4. NOTICE OF ENVIRONMENTAL CONDITIONS: The Indemnitors shall provide the Lessor with immediate written notice upon: (i) any of the Indemnitors becoming aware of (a) the presence of, any release or any threat of release of any Hazardous Substances on, under or from any portion of the Leased Property (whether or not caused by any of the Indemnitors), (b) any Environmental

Enforcement Action instituted or threatened, (c) any enforcement, assessment, monitoring, clean-up, containment, removal, remediation, restoration or other action or order instituted, threatened, required or completed by any Governmental Authority pursuant to any of the Environmental Laws with respect to any Surrounding Property and/or (d) any condition or occurrence on any Surrounding Property that may constitute a violation of any of the Environmental Laws and (ii) the receipt by any of the Indemnitors of any notice relating to any portion of the Leased Property or any Hazardous Substance allegedly originating on, under or from any portion of the Leased Property, from any Governmental Authority pursuant to any of the Environmental Laws.

         At least six (6) months, but not more than nine (9) months, prior to the expiration of the Term of the Lease, Lessee shall at its own cost and expense obtain a professional environmental assessment of the Leased Property, all in accordance with the scope of Section 6 below and with Lessor's then standard requirements. Such assessment shall be set forth in a written report addressed to and delivered to Lessor at least four (4) months before the end of the Term of the Lease.

         5. INDEMNITORS' AGREEMENT TO TAKE REMEDIAL ACTIONS: Upon any of the Indemnitors becoming aware of the presence of, any release, or any threat of release of any Hazardous Substances on, under or from any portion of the Leased Property or any Surrounding Property (whether or not caused by any of the Indemnitors), the Indemnitors shall immediately take all such actions or cause the responsible party to take all such actions to arrange for the assessment, monitoring, clean-up, containment, removal, remediation or restoration of the applicable portion of the Leased Property and the Surrounding Property, but only to the extent that the presence of any Hazardous Substances on the Surrounding Property originated on, under or from any portion of the Leased Property as (i) are required pursuant to any of the Environmental Laws or by any Governmental Authority and (ii) may otherwise be advisable and reasonably requested by the Lessor.

         The Indemnitors shall provide the Lessor, or cause the responsible party to provide the Lessor, within thirty (30) days after a demand by the Lessor, with a bond, letter of credit or other similar financial assurance, in form, amount and substance reasonably satisfactory to the Lessor evidencing to the Lessor's reasonable satisfaction that the necessary financial resources are available to pay all costs associated with the aforementioned actions, the release of any lien against all or any portion of the Leased Property, the release or other satisfaction of the liability, if any, of any of the Indemnitors arising under or related to any of the Environmental Laws and the satisfaction of each (if any) applicable Environmental Enforcement Action.

         6. LESSOR'S RIGHTS TO INSPECT THE PROPERTY AND TAKE REMEDIAL ACTIONS:
As long as the Lease or any of the other Lease Documents shall remain in force and effect, the Lessor shall have the right, but not the obligation, to enter upon all or any portion of the Leased Property (at reasonable times and upon reasonable notice to the Lessee, except in the event of an emergency), and may expend funds to:

         (i) for good and reasonable cause, cause one or more environmental assessments of all or any portion of the Leased Property to be undertaken. Such environmental assessments may include, without limitation, (a) detailed visual inspections of all or any portion of the Leased Property, including, without limitation, all storage areas, storage tanks, drains, dry wells and leaching areas, (b) the taking of soil and surface water samples, (c) the performances of soil and ground water analyses and (d) the performance of such other investigations or analyses as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for the Lessor to obtain a complete assessment of the compliance of all or any portion of the Leased Property and the use thereof with all Environmental Laws and to make a determination as to whether there is any risk of contamination (x) to any portion of the Leased Property resulting from Hazardous Substances originating on, under or from any Surrounding Property or (y) to any Surrounding Property resulting from Hazardous Substances originating on, under or from any portion of the Leased Property;

         (ii) cure any breach of the representations, warranties, conditions and covenants of this Agreement including, without limitation, any violation by any of the Indemnitors or any portion of the Leased Property (or any other occupant, prior occupant or prior owner thereof) of any of the Environmental Laws;

         (iii) take any actions as are necessary to (a) prevent the migration of Hazardous Substances on, under or from any portion of the Leased Property to any other property; (b) clean-up, contain, remediate or remove any Hazardous Substances on, under or from any other property, which Hazardous Substances originated on, under or from any portion of the Leased Property or (c) prevent the migration of any Hazardous Substances on, under or from any other property to any portion of the Leased Property; and

         (iv) comply with, settle or otherwise satisfy any Environmental Enforcement Action (including, without limitation, the payment of any fines or penalties imposed by any Governmental Authority); provided, however, that unless a Lease Default has occurred, the Lessor shall not settle or otherwise satisfy any Environmental Enforcement Action without the prior consent of the Indemnitors, which consent shall not be unreasonably withheld.

         Any amounts paid or advanced by the Lessor and all costs and expenses reasonably incurred in connection with any action taken pursuant to the terms of this Section 6 (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration) shall be a demand obligation of the Indemnitors to the Lessor, and, to the extent permitted by applicable law, shall be added to the Lease Obligations and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted by applicable law, bear interest at the Overdue Rate until the date of payment.

         Subject to the provisions of applicable law, the exercise by the Lessor of any of the rights and remedies set forth in this Section 6 shall not operate or be deemed (a) to place upon the Lessor any responsibility for the operation, control, care, service, management, maintenance or repair of all or any portion of the Leased Property or (b) to make the Lessor the "operator" of all or any portion of the Leased Property or a "responsible party" within the meaning of any of the Environmental Laws. Furthermore, the Lessor, by making any such payment or incurring any such costs, shall be subrogated (but only until the complete payment and performance of the Obligations) to all rights of each of the Indemnitors or any other occupant of any portion of the Leased Property to seek reimbursement from any Person, including, without limitation, any predecessor to the Lessor's fee title to any portion of the Leased Property, who may be a "responsible party" under any of the Environmental Laws, in connection with the presence of Hazardous Substances on, under or from any portion of the Leased Property.

         Without limiting the generality of the provisions incorporated by reference pursuant to Section 11 hereof, any partial exercise by the Lessor of any of the rights and remedies set forth in this Section 6, including, without limitation, any partial undertaking on the part of the Lessor to cure any failure by any of the Indemnitors or all or any portion of the Leased Property (or any other occupant, prior occupant or prior owner thereof) to comply with any of the Environmental Laws, shall not obligate the Lessor to complete such actions taken or require the Lessor to expend further sums to cure such non-compliance.

         7. INDEMNIFICATION: Each of the Indemnitors shall and hereby agrees to indemnify, defend (with counsel reasonably acceptable to the Lessor) and hold the Lessor harmless from and against any claim, liability, loss, cost, damage or expense (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, removal, remediation and restoration reasonably incurred by the Lessor) arising out of or in connection with (i) any breach of any of the representations, warranties, conditions and covenants of this Agreement or any of the other Lease Documents (whether any such matters arise before or after any action is commenced to terminate the Lease or to evict the Lessee), (ii) the Lessor's exercise of any of its rights and remedies hereunder or (iii) the enforcement of the aforesaid indemnification agreement; excluding, however, any claim, liability, loss, cost, damage or expense resulting from the Lessor's gross negligence or willful misconduct. Notwithstanding the foregoing, the Lessor shall have the option of conducting its defense with counsel of the Lessor's choice, but at the expense of the Indemnitors as aforesaid.

         The matters covered by the foregoing indemnity with respect to any property other than the Leased Property shall not include any costs incurred as a result of the clean-up, containment, remediation or removal of Hazardous Substances on, under or from such other property or the restoration thereof if such Hazardous Substances did not originate on, under or from any portion of the Leased Property, unless the clean-up, containment, remediation or removal thereof or the restoration of such other property is either required in connection with any Environmental Enforcement Action or is necessary to prevent the migration of Hazardous Substances from such other property to any portion of the Leased Property. The Indemnitors each acknowledge and agree that their obligations pursuant to the provisions hereof are in addition to any and all other legal liabilities and responsibilities (at law or in equity) that any of the Indemnitors may otherwise have as an "operator" of the Leased Property or a "responsible party" within the meaning of any of the Environmental Laws, as the case may be.

         The indemnity provisions of this Section 7 shall survive the payment and performance of the Obligations and/or the expiration or termination of the Lease.

         8. JOINT AND SEVERAL LIABILITY: All obligations of the Indemnitors under this Agreement shall be joint and several.

         9. NOTICES: Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Guarantor:                Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  President

With copies to:                     Balanced Care Corporation
                                    1215 Manor Drive
                                    Suite 200
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  General Counsel

                                    Kirkpatrick & Lockhart
                                    Henry W. Oliver Building
                                    535 Smithfield Street
                                    Pittsburg, PA  15222-2312
                                    Attn:  Steven Adelkoff, Esq.

If to the Lessee:                   Balanced Care at Stafford, Inc.
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  President

With copies to:                     Balanced Care Corporation
                                    1215 Manor Drive
                                    Mechanicsburg, Pennsylvania  17055
                                    Attn:  General Counsel

                                    Kirkpatrick & Lockhart
                                    Henry W. Oliver Building
                                    535 Smithfield Street
                                    Pittsburg, PA  15222-2312
                                    Attn:  Steven Adelkoff, Esq.

If to the Lessor:                   Meditrust Acquisition Company II LLC
                                    197 First Avenue
                                    Needham Heights, Massachusetts  02494
                                    Attn:  President

With copies to:                     Meditrust Acquisition Company II LLC
                                    197 First Avenue
                                    Needham Heights, Massachusetts  02494
                                    Attn: General Counsel

                                    Nutter, McClennen & Fish, LLP
                                    One International Place
                                    Boston, MA  02110-2699
                                    Attn:  Marianne Ajemian, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to any of the Indemnitors by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

         10. GOVERNING LAW: This Agreement shall be construed, and the rights and obligations of each of the Indemnitors and the Lessor shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except as to matters under which the laws of a State in which any Facility is located, or under applicable conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

         The Indemnitors hereby consent to personal jurisdiction in the state and federal courts of the Commonwealth of Massachusetts and each State where any portion of the Leased Property is situated as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect any of the Lease Documents, the negotiation and/or consummation of the transactions evidenced by the Lease

Documents, the Lessor's relationship of any member of the Leasing Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease Documents and expressly waive any and all objections the Indemnitors may have as to venue in any of such courts.

       11. GENERAL PROVISIONS; RULES OF CONSTRUCTION: The provisions set forth in Article 23 and Sections 2.2, 16.8 through 16.10, 24.2 through 24.10 and 24.12 of the Lease are hereby incorporated herein by reference, mutatis, mutandis and shall be applicable to this Agreement as if set forth in full herein.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument on the date first above-mentioned.

WITNESSES:                              LESSEE:

                                        BALANCED CARE TENANT (MT), INC., a
                                        Delaware corporation

/s/Jaynelle D. Covert
Name: Jaynelle D. Covert

/s/Susan J. Dawson                      By:/s/Robin L. Barber      (SEAL)
Name: Susan J. Dawson                      Name: Robin L. Barber
                                           Title: Vice President and
                                                  Secretary

WITNESSES:                              GUARANTOR:

                                        BALANCED CARE CORPORATION, a
                                        Delaware corporation

/s/Jaynelle D. Covert
Name: Jaynelle D. Covert

/s/Susan J. Dawson                      By:/s/Robin L. Barber      (SEAL)
Name: Susan J. Dawson                      Name: Robin L. Barber
                                           Title: Senior Vice President,
                                                  Legal Counsel and
                                                  Assistant Secretary

WITNESSES:                              LESSOR:

                                        MEDITRUST ACQUISITION COMPANY II
                                        LLC, a Delaware limited liability
                                        company

/s/Richard L. Pomroy
Name: Richard L. Pomroy

/s/Brian J. McGrath                     By:/s/Kathryn Arnone      (SEAL)
Name: Brian J. McGrath                       Name: Kathryn Arnone
                                             Its: Secretary